                                                                 EXHIBIT 10.22

                                                                   [EXECUTION]


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                                   CREDIT AGREEMENT


                                       between


                       CAMERON ASHLEY FINANCIAL SERVICES, INC.


                                         and


                                BANK ONE, TEXAS, N.A.


                                   December 3, 1996



                                     $20,000,000





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

                                  TABLE OF CONTENTS

                                                                                 Page
ARTICLE I

                                    GENERAL TERMS. . . . . . . . . . . . . . . . .  1
    Section 1.1  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1
    Section 1.2  OTHER DEFINITIONAL PROVISIONS . . . . . . . . . . . . . . . . . . 11
    Section 1.3  EXHIBITS AND SCHEDULES. . . . . . . . . . . . . . . . . . . . . . 11
    Section 1.4  CALCULATIONS AND DETERMINATIONS . . . . . . . . . . . . . . . . . 11

ARTICLE II

                             AMOUNT AND TERMS OF ADVANCES. . . . . . . . . . . . . 11
    Section 2.1  COMMITMENT AND ADVANCES . . . . . . . . . . . . . . . . . . . . . 12
    Section 2.2  PROMISSORY NOTE; OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . 12
    Section 2.3  NOTICE AND MANNER OF OBTAINING BORROWINGS . . . . . . . . . . . . 12
    Section 2.4  FACILITY FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 2.5  WAREHOUSE CUSTODIAN FEE . . . . . . . . . . . . . . . . . . . . . 12
    Section 2.6  MANDATORY REPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . 12
    Section 2.7  BUSINESS DAYS . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 2.8  PAYMENT PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 2.9  RATE ELECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 2.10 INCREASED COST OF FIXED RATE PORTIONS . . . . . . . . . . . . . . 14
    Section 2.11  AVAILABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Section 2.12  FUNDING LOSSES . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Section 2.13  REIMBURSABLE TAXES . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE III

                                      COLLATERAL . . . . . . . . . . . . . . . . . 16
    Section 3.1  COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Section 3.2  BORROWING REQUEST; DELIVERY OF CONSUMER NOTES TO CUSTODIAN. . . . 16
    Section 3.3  POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 3.4  REDEMPTION OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . 17
    Section 3.5  CORRECTION OF CONSUMER NOTES. . . . . . . . . . . . . . . . . . . 18
    Section 3.6  RELEASE OF COLLATERAL . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE IV

                                 CONDITIONS PRECEDENT. . . . . . . . . . . . . . . 19
    Section 4.1  INITIAL BORROWING . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section 4.2  ALL BORROWINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 20


ARTICLE V

                            REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 21
    Section 5.1  ORGANIZATION AND GOOD STANDING. . . . . . . . . . . . . . . . . . 22
    Section 5.2  AUTHORIZATION AND POWER . . . . . . . . . . . . . . . . . . . . . 22
    Section 5.3  NO CONFLICTS OR CONSENTS. . . . . . . . . . . . . . . . . . . . . 22
    Section 5.4  ENFORCEABLE OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . 22
    Section 5.5  PRIORITY OF LIENS . . . . . . . . . . . . . . . . . . . . . . . . 22
    Section 5.6  NO LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    Section 5.7  FINANCIAL CONDITION OF BORROWER . . . . . . . . . . . . . . . . . 23
    Section 5.8  FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . 23
    Section 5.9  NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    Section 5.10  NO LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . 23
    Section 5.11  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    Section 5.12  PRINCIPAL OFFICE, ETC. . . . . . . . . . . . . . . . . . . . . . 23
    Section 5.13  COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . . . . . 23
    Section 5.14  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Section 5.15  INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Section 5.16  PERMITS, PATENTS, TRADEMARKS, ETC. . . . . . . . . . . . . . . . 24
    Section 5.17  STATUS UNDER CERTAIN FEDERAL STATUTES. . . . . . . . . . . . . . 24
    Section 5.18  SECURITIES ACT . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Section 5.19  POLLUTION CONTROL. . . . . . . . . . . . . . . . . . . . . . . . 24
    Section 5.20  NO APPROVALS REQUIRED. . . . . . . . . . . . . . . . . . . . . . 24
    Section 5.21  SURVIVAL OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . 25
    Section 5.22  INDIVIDUAL CONSUMER NOTES. . . . . . . . . . . . . . . . . . . . 25

ARTICLE VI

                                AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . 26
    Section 6.1  TAXES AND OTHER LIENS . . . . . . . . . . . . . . . . . . . . . . 27
    Section 6.2  MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Section 6.3  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . 27
    Section 6.4  REIMBURSEMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . . 27
    Section 6.5  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 6.6  ACCOUNTS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . 28
    Section 6.7  RIGHT OF INSPECTION . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 6.8  NOTICE OF CERTAIN EVENTS. . . . . . . . . . . . . . . . . . . . . 28
    Section 6.9  USE OF PROCEEDS; MARGIN STOCK . . . . . . . . . . . . . . . . . . 28
    Section 6.10  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 29
    Section 6.11  COMPLIANCE WITH LOAN DOCUMENTS . . . . . . . . . . . . . . . . . 29
    Section 6.12  OPERATIONS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . 29
    Section 6.13  FINANCIAL STATEMENTS AND REPORTS . . . . . . . . . . . . . . . . 29

ARTICLE VII

                                  NEGATIVE COVENANTS . . . . . . . . . . . . . . . 31
    Section 7.1  NO MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31



    Section 7.2  LIMITATION ON INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . 31
    Section 7.3  BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    Section 7.4  LIQUIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS . . . . . . . 31
    Section 7.5  LOANS, ADVANCES, AND INVESTMENTS. . . . . . . . . . . . . . . . . 32
    Section 7.6  ACTIONS WITH RESPECT TO COLLATERAL. . . . . . . . . . . . . . . . 32
    Section 7.7  TANGIBLE NET WORTH. . . . . . . . . . . . . . . . . . . . . . . . 32
    Section 7.8  MINIMUM LIQUIDITY . . . . . . . . . . . . . . . . . . . . . . . . 33
    Section 7.9  TOTAL LIABILITIES TO BORROWER'S CONSOLIDATED TANGIBLE NET WORTH . 33
    Section 7.10  RESTRICTIONS ON DIVIDENDS AND PAYMENTS OF SUBORDINATED DEBT. . . 33
    Section 7.11  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . . 33
    Section 7.12  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    Section 7.13  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    Section 7.14  CHANGE OF PRINCIPAL OFFICE . . . . . . . . . . . . . . . . . . . 33
    Section 7.15  FISCAL YEAR, METHOD OF ACCOUNTING. . . . . . . . . . . . . . . . 33

ARTICLE VIII

                                  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . 34
    Section 8.1  NATURE OF EVENT . . . . . . . . . . . . . . . . . . . . . . . . . 34
    Section 8.2  DEFAULT REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE IX

                                 CONCERNING BANK ONE . . . . . . . . . . . . . . . 36
    Section 9.1  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . 36
    Section 9.2  LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE X

                                    MISCELLANEOUS. . . . . . . . . . . . . . . . . 38
    Section 10.1  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    Section 10.2  AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 38
    Section 10.3  INVALIDITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Section 10.4  SURVIVAL OF AGREEMENTS . . . . . . . . . . . . . . . . . . . . . 39
    Section 10.5  RENEWAL, EXTENSION OR REARRANGEMENT. . . . . . . . . . . . . . . 39
    Section 10.6  WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Section 10.7  CUMULATIVE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . 39
    Section 10.8  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Section 10.9  LIMITATION ON INTEREST . . . . . . . . . . . . . . . . . . . . . 39
    Section 10.10  BANK ACCOUNTS; OFFSET . . . . . . . . . . . . . . . . . . . . . 40
    Section 10.11  ASSIGNMENTS AND PARTICIPATIONS. . . . . . . . . . . . . . . . . 40
    Section 10.12  EXHIBITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    Section 10.13  TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. . . . . . . . . . 41
    Section 10.14  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . 41
    Section 10.15  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . 41
    Section 10.16  TERMINATION; LIMITED SURVIVAL . . . . . . . . . . . . . . . . . 41
    Section 10.17  JOINT AND SEVERAL LIABILITY . . . . . . . . . . . . . . . . . . 42

EXHIBITS

    Exhibit A      -    Form of Promissory Note
    Exhibit B      -    Form of Borrowing Request
    Exhibit C-1    -    Form of Officer's Certificate of Borrower
    Exhibit C-1    -    Form of Officer's Certificate of Guarantor
    Exhibit D      -    Form of Collateral Release Request
    Exhibit E      -    Form of Bailee Letter
    Exhibit F      -    Form of Borrowing Base Report
    Exhibit G      -    Form of Trust Receipt
    Exhibit H      -    Form of Rate Election
    Exhibit I      -    Underwriting Guidelines
    Exhibit J      -    Form of Guaranty
    Exhibit K      -    Form of Security Agreement
    Exhibit L      -    Warehouse Custodian Fees

                                                              CREDIT AGREEMENT


    THIS CREDIT AGREEMENT is made and entered into as of December 3, 1996, between CAMERON ASHLEY FINANCIAL SERVICES, INC., a Texas corporation ("BORROWER"), and BANK ONE, TEXAS, N.A. ("BANK ONE").

    The parties hereto hereby agree as follows:


                                      ARTICLE I

                                    GENERAL TERMS

    Section 1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

    "ADJUSTED BASE RATE" means the per annum rate of interest one-half of one percent (0.5%) below the Base Rate. If the Base Rate changes after the date hereof, the Adjusted Base Rate shall automatically increase or decrease, as the case may be, without notice to Borrower.

    "ADVANCE" shall mean a disbursement by Bank One of any sum or sums lent by Bank One to Borrower hereunder.

    "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

    "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

    "APPROVED INVESTOR" means the Trustee under the Asset Securitization Facility and any other investor approved in writing by Bank One as an Approved Investor.

    "ASSET SECURITIZATION FACILITY" means a facility approved by Bank One which provides for the sale by Borrower of the Consumer Notes to a trustee, acting for certain investors.

    "BAILEE LETTER" means a bailee letter from Bank One to an Approved Investor in the form of "Exhibit "E".

    "BANK ONE" shall have the meaning assigned to such term in the preamble hereof.

    "BASE RATE" shall mean the base commercial rate of interest as announced from time to time by Bank One (which may not be the lowest, best, or most favorable rate of interest which Bank One may charge on loans to its customers).

    "BASE RATE PORTION" means that portion of the unpaid principal balance of the Loan which is not made up of Fixed Rate Portions.

    "BORROWER" shall have the meaning assigned to such term in the preamble hereof.

    "BORROWER'S CONSOLIDATED DEBT" means all Consolidated liabilities and similar balance sheet items of Borrower.

    "BORROWER'S CONSOLIDATED TANGIBLE NET WORTH" means the remainder of all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP and any residual interests of Borrower under the Asset Securitization Facility, MINUS Borrower's Consolidated Debt (other than Subordinated Debt).

    "BORROWING" shall mean a borrowing consisting of an Advance by Bank One pursuant to a Borrowing Request.

    "BORROWING BASE" means at any date, the Collateral Value calculated as of such date.

    "BORROWING BASE REPORT" means a report prepared by Borrower in the form of Exhibit F.

    "BORROWING DATE" with respect to a particular Borrowing shall mean the Business Day identified by Borrower as the day on which it requests that such Borrowing be made, such day shall be identified in the related Borrowing Request.

    "BORROWING REQUEST" shall mean a request, in the form of EXHIBIT "B", for a Borrowing pursuant to ARTICLE II.

    "BUSINESS DAY" shall mean any day other than Saturdays, Sundays and other days on which commercial banks are authorized or required by law to close in the State of Texas. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which transactions in United States' dollars are carried out in the eurocurrency market.

    "CAPITAL LEASE" shall mean any lease of Property if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

    "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within 90 days from the date of acquisition, of Bank One or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least the second highest credit rating given by either Standard & Poors Corporation or Moody's Investors Service, Inc.

    "CHANGE OF CONTROL" means the acquisition by any Person, or group of Persons acting together, a of a direct or indirect interest in more than forty-nine percent (49%) of the voting power of the voting stock of Borrower, by way of merger or consolidation or otherwise.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COLLATERAL" shall have the meaning given it in the Security Agreement.

    "COLLATERAL RELEASE REQUEST" shall mean a request, in the form of EXHIBIT "D", that Bank One release its Lien in and upon certain Collateral pursuant to
SECTION 3.6.

    "COLLATERAL VALUE" shall mean, with respect to each Eligible Consumer Note, an amount equal to eighty-five percent (85%) of the lesser of (i) if Borrower funded the loan made pursuant to the Consumer Note, the original principal amount of such Consumer Note or (ii) if Borrower acquired such Consumer Note after the initial funding, the purchase price for such Consumer Note (less expenses) MINUS, in each case, the amount of principal paid under such Consumer Note and delivered to Bank One for application to the payment of the Consumer Note.

    "COMMITMENT" shall mean the obligation of Bank One to make Advances to Borrower pursuant to SECTION 2.1 hereof in an aggregate amount not to exceed at any one time $20,000,000.

    "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

    "CONSUMER NOTE" shall mean the note, installment sales contract, or other evidence of indebtedness evidencing the indebtedness of an Obligor under a home improvement loan together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

    "DEBTOR LAWS" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

    "DEFAULT" shall mean any of the events specified in SECTION 8.1 hereof, whether or not any requirement for notice or lapse or time or any other condition has been satisfied.

    "DIVIDENDS", in respect of any corporation, shall mean:

         (i) Cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and

         (ii) Any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities.

    "ELIGIBLE CONSUMER NOTES" shall mean all Consumer Notes (i) which are made payable to the order of Borrower or have been endorsed (without restriction or limitation) payable to the order of Borrower,(ii) which are valid and enforceable in accordance with their respective terms,(iii) in which Bank One has been granted and continues to hold a perfected first-priority security interest,(iv) which are in a form that has been prepared by Bankers Systems or otherwise approved by Bank One,(v) which, are eligible for purchase under an Asset Securitization Facility and conform in all respects with all the requirements for purchase of such Consumer Notes under such Asset Securitization Facility and (vi) as to which the representations and warranties set forth in
Section 5.22 are true and correct without any limitation as to Borrower's knowledge thereof; PROVIDED, HOWEVER, that any Consumer Note (vii) pledged by Borrower under the Security Agreement for a period in excess of the Warehousing Period or (viii) which has been out of Bank One's possession under a Bailee Letter for twenty-one (21) or more days, or (ix) which has been out of Bank One's possession under a Trust Receipt for fifteen (15) or more days, or (x) which is in default more than 60 days; or (xi) which was not originated in accordance with the Underwriting Guidelines or (xii) which was originated fraudulently or (xiii) the Obligor of which has instituted a proceeding in bankruptcy or reorganization under Debtor Laws, or (xiv) is no longer eligible for purchase under the Asset Securitization Facility or ceases to conform in all respects with all requirements for purchase thereunder, SHALL NOT BE AN ELIGIBLE CONSUMER NOTE.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

    "ERISA AFFILIATE" shall mean all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with Borrower, are treated as a single employer under Section 414 of the Code.

    "ERISA PLAN" shall mean any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by Borrower or any ERISA Affiliate with respect to which Borrower has a fixed or contingent liability.

    "EVENT OF DEFAULT" shall mean any of the events specified in SECTION 8.1 hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act has been satisfied.

    "FACILITY FEE" shall mean the fee described in SECTION 2.4 hereof.

    "FISCAL QUARTER" means the period of three months ending January 31, April 30, July 31 and October 31 of each year.

    "FISCAL YEAR" means the one-year period ending October 31 of each year.

    "FIXED RATE" means, with respect to each particular Fixed Rate Portion and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Bank One (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

    Fixed Rate =

    LIBOR RATE                           +   A
    -----------------------------
    (100.0% - Reserve Percentage)

    where A means one and one-quarter percent (1.25%) per annum. If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Bank One may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Maximum Rate.

    "FIXED RATE PORTION" means that portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election.

    "FUNDING ACCOUNT" shall mean the non-interest bearing demand checking account established by Borrower with Bank One to be used for the deposit of proceeds of Advances and the funding of Consumer Notes by Borrower.

    "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and Guarantor and its consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financing statements described in Section 5.7. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or Guarantor, or with respect to Borrower or Guarantor and their Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Bank One and Bank One agrees to such change insofar as it affects the accounting of Borrower, Guarantor or of Guarantor and its Consolidated subsidiaries.

    "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any agency, department, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, which exercises jurisdiction over any Related Person or any of its Property.

    "GUARANTOR" means Cameron Ashley Building Products, Inc., a Georgia corporation.

    "GUARANTY" shall mean the Guaranty dated as of even date herewith, executed by Guarantor in the form attached hereto as EXHIBIT "J", as the same may from time to time be further supplemented, amended or restated.

    "GUARANTY OBLIGATION" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividends or other obligations (the "PRIMARY OBLIGATIONS") or any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including without limitation agreements:

         (i) to purchase such Primary Obligation or any property constituting direct or indirect security therefor;

         (ii) to advance or supply funds (A) for the purchase or payment of any such Primary Obligation, or (B) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor;

         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

         (iv) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

    PROVIDED, THAT "GUARANTY OBLIGATION" shall not include endorsements that are made in the ordinary course of business of negotiable instruments or documents for deposit or collection. The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

    "INDEBTEDNESS" of any Person at a particular date shall mean the sum (without duplication) at such date of (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument,(ii) all obligations of such Person under any Capital Lease,(iii) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person,(iv) all Guaranty Obligations of such Person, and (v) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, and (vi) any liability of such Person or any Affiliate thereof in respect of unfunded vested benefits under an ERISA Plan.

    "INTEREST PERIOD means, with respect to each particular Fixed Rate Portion, a period of 30, 60 or 90 days, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business
Day). No Interest Period may be elected which would extend past the Termination Date.

    "LATE PAYMENT RATE": at the time in question, four percent (4.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion of a Loan with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean four percent (4.0%) per annum plus the related Fixed Rate.

    "LIBOR RATE" shall mean, with respect to each particular Fixed Rate Portion and with respect to the related Interest Period, the rate of interest per annum at which deposits in the lawful currency of the United States of America are offered by the major London clearing banks, as reported by Knight-Ridder news service (or if Knight Ridder news service ceases to report such rate, another similar news reporting service selected by Bank One in its sole discretion), in the London interbank eurodollar market for a period of time equal or comparable to the related Interest Period and in an amount equal to or comparable to the principal amount of the Fixed Rate Portion to which such Interest Period relates.

    "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

    "LOAN" shall mean at any time the aggregate principal amount of all Advances made and outstanding hereunder.

    "LOAN DOCUMENT" shall mean any, and "LOAN DOCUMENTS" shall mean all, of this Agreement, the Note, the Security Instruments, the Guaranty and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.

    "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect on (i) the validity or enforceability of this Agreement, the Note or any other Loan Document,(ii) the business, operations, total Property or financial condition of any Related Person,(iii) the collateral under any Security Instrument; or (iv) the ability of Borrower to fulfill its obligations under this Agreement, the Note, or any other Loan Document to which it is a party.

    "MAXIMUM RATE" has the meaning given it in the Note.

    "NET INCOME" of any Person shall mean, for the period ending on a particular date, the net income (after taxes) of such Person which would appear on statements of income and cash flows of such Person for such period prepared in accordance with GAAP.

    "NOTE" shall mean the promissory note delivered by Borrower to Bank One pursuant to SECTION 2.2 in the form attached hereto as EXHIBIT "A", and all renewals, modifications and extensions thereof.

    "OBLIGATIONS" shall mean all present and future Indebtedness, obligations, and liabilities of Borrower to Bank One, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed contingent, joint, several or joint and several.

    "OBLIGOR" shall mean the obligor on a Consumer Note.

    "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

    "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

    "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

    "RATE ELECTION has the meaning given it in Section 2.9.

    "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

    "REGULATION U" shall mean Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

    "REGULATION X" shall mean Regulation X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

    "RELATED PERSONS" shall mean Borrower and any Subsidiary of Borrower.

    "REPORTABLE EVENT" shall mean (1) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or the regulations promulgated thereunder, or (2) any other reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under
Section 4043(a) of ERISA.

    "REQUIREMENT OF LAW" as to any Person shall mean the charter and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

    "RESERVE PERCENTAGE" means, on any day with respect to each particular
Fixed Rate Portion, the maximum reserve requirement, as determined by Bank One (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Bank One under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to Bank One's Fixed Rate Portion were Bank One to have such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, Borrower shall be promptly notified thereof and the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

    "SECURITY AGREEMENT" shall mean the Security Agreement dated as of even date herewith, between Borrower and Bank One in the form attached hereto as EXHIBIT "K", as the same may from time to time be further supplemented, amended or restated.

    "SECURITY INSTRUMENTS" shall mean (i) the Security Agreement, and (ii) such other executed documents as are or may be necessary to grant to Bank One a perfected first, prior and continuing security interest in and to all the collateral described in ARTICLE III hereof, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, including Borrower's obligations under the Note and this Agreement, as such agreements may be amended, modified or supplemented from time to time.

    "SETTLEMENT ACCOUNT" shall mean the non-interest bearing demand checking account established by Borrower with Bank One to be used for the proceeds from the sale of the Consumer Notes and the payment of the Obligations.

    "SUBMISSION LIST" shall mean a list in the form of Schedule I to the form of the Borrowing Request.

    "SUBORDINATED DEBT" shall mean unsecured Indebtedness of Borrower in an original principal amount not to exceed $6,000,000 which is issued on terms acceptable to Bank One and which is subordinated to Bank One on terms acceptable to Bank One, in each case in Bank One's sole discretion.

    "SUBSIDIARY" shall mean, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

    "TERMINATION DATE" shall mean the earlier of (i) the 364th day after the date of the Agreement, or (ii) the day on which the Note first becomes due and payable in full.

    "TERMINATION EVENT" shall mean (1) the occurrence with respect to any ERISA Plan of a Reportable Event, (2) the withdrawal of the Borrower or any ERISA Affiliate from a plan during a plan year in which it was a "substantial employer", as defined in Section 4001(a)(2) of ERISA, (3) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, (4) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (5) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

    "TOTAL LIABILITIES" of any Person shall mean, as of any date, all amounts which would be included as liabilities on a balance sheet of such Person as of such date prepared in accordance with GAAP.

    "TRUST RECEIPT" shall mean an agreement in the form of Exhibit G signed by Borrower and delivered to Bank One.

    "UCC" shall mean the Uniform Commercial Code as adopted in the State of Texas, TEX. BUS. & COM. CODE ANN. Section 1.101 ET SEQ. (Vernon 1994), as the same may hereafter be amended.

    "UNDERWRITING GUIDELINES" means the underwriting guidelines established by Borrower (and approved by Bank One), a copy of which is attached as Exhibit I.

    "WAREHOUSE CUSTODIAN FEE" shall mean the fee set out in SECTION 2.5 hereof.

    "WAREHOUSING PERIOD" shall mean (i) until the earlier of the date of the Asset Securitization Facility or the 270th day after the date hereof, 270 days; and (ii) thereafter, 180 days.

    Section 1.2  OTHER DEFINITIONAL PROVISIONS.

    (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in this Agreement, the Note or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.

    (b) Each term defined in the singular form in SECTION 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, the Note or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in SECTION
1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

    (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

    (d) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

    (e) As used herein, in the Note or in any other Loan Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

    Section 1.3 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

    Section 1.4 CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Unless otherwise expressly provided herein or unless Bank One otherwise consents all financial statements and reports furnished to Bank One hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                                      ARTICLE II

                             AMOUNT AND TERMS OF ADVANCES

    Section 2.1 COMMITMENT AND ADVANCES. Subject to the terms and conditions contained in this Agreement, Bank One agrees to make Advances to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Termination Date. Each Borrowing under this SECTION
2.1 shall be in an aggregate amount of not less than $100,000. The aggregate principal amount of all Advances at any time outstanding shall not exceed the lesser of (i) the aggregate Collateral Value of all Consumer Notes, or (ii) $20,000,000. Prior to the Termination Date, Borrower may, at its option, from time to time, request Advances, prepay the Loan in whole or in part, and reborrow amounts so paid, all in accordance with the terms and conditions hereof.

    Section 2.2 PROMISSORY NOTE; OPTIONAL PREPAYMENTS. The Advances made by Bank One pursuant to this ARTICLE II shall be evidenced by the Note. The Note shall be payable and bear interest as set forth therein. Borrower may from time to time, without premium or penalty, prepay the Note, in whole or in part.

    Section 2.3 NOTICE AND MANNER OF OBTAINING BORROWINGS. Borrower shall give Bank One a notice of each request for a Borrowing pursuant to a Borrowing Request in accordance with the provisions of SECTION 4.2 hereof. After Bank One's receipt of such request and upon fulfillment of the applicable conditions set forth in ARTICLE IV, Bank One will make the Advance requested by crediting the Funding Account with a like amount of immediately available funds.

    Section 2.4 FACILITY FEE. In consideration of Bank One's commitment to make Advances, Borrower will pay to Bank One a one-time facility fee in the amount of one-fourth of one percent (0.25%) of the Commitment.

    Section 2.5  WAREHOUSE CUSTODIAN FEE.   Borrower will pay to Bank One
warehouse custodian fees in the amounts set forth on Exhibit L for each Consumer Note delivered to Bank One pursuant to Section 3.2. Such warehouse custodian fees for each month shall be payable on the first day of the next calendar month.

    Section 2.6  MANDATORY REPAYMENTS.

    (a) If at any time the Loan exceeds the aggregate Collateral Value, Borrower shall within one (1) Business Day after receipt of written notice thereof from Bank One, repay the amount of such excess to Bank One or (ii) deliver to Bank One additional Eligible Consumer Notes as Collateral in an amount sufficient to cause the Collateral Value of all Eligible Consumer Notes (determined at the time of delivery of such additional Collateral to Bank One) to equal or exceed the Loan.

    (b) all payments of principal on the Consumer Notes that are part of the Collateral shall be delivered to Bank One through a lock box (as described in the Security Agreement) and applied to the prepayment of the Loan.

    Section 2.7 BUSINESS DAYS. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of fees and interest.

    Section 2.8 PAYMENT PROCEDURE. All payments of interest on the Note, all payments of principal, including any principal payment made with proceeds of Collateral, and fees hereunder shall be made directly to Bank One in federal or other immediately available funds before 1:00 p.m. (Dallas time) on the respective dates when due via wire transfer to the Funding Account. All payments received by Bank One shall be applied FIRST to all costs, expenses, fees and reasonable attorneys' fees incurred by, and custodian or other fees due to, Bank One arising out of or in connection with this Agreement, the Note or the other Loan Documents, including without limitation, all costs, expenses, fees and reasonable attorneys' fees arising out of or in connection with the negotiation, preparation and enforcement of such documents; SECOND, to the payment of interest then due and payable under the Note; and LAST, to the principal of the Note. Bank One shall promptly notify Borrower of the application of any payment to anything other than the principal of or interest on the Note.

    Section 2.9 RATE ELECTIONS. Borrower may from time to time designate all or any portion of the Loan (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of the Loan which is required to be repaid prior to the end of the designated Interest Period) as a Fixed Rate Portion; provided that without the consent of Bank One Borrower may make no such election during the continuance of a Default and that Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Fixed Rate Portion shall:

         (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit H, duly completed;

         (b) Specify the amount of the Loan which Borrower desires to designate as a Fixed Rate Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

         (c) Be received by Bank One not later than 10:00 a.m., Dallas, Texas time, on the third Business Day preceding the first day of the specified Interest Period.

    Each election which meets the requirements of this section (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1 and the amount of the Fixed Rate Portion elected in any Rate Election must be at least $100,000. Upon the termination of each Interest Period the portion of the Loan theretofore constituting the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than seven (7) Fixed Rate Portions in effect at any time.

    Section 2.10 INCREASED COST OF FIXED RATE PORTIONS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

         (a) shall change the basis of taxation of payments to Bank One of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of Bank One or any lending office of Bank One by any jurisdiction in which Bank One or any such lending office is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion (excluding those for which Bank One is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, Bank One; or

         (c) shall impose on Bank One or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to Bank One of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by Bank One in respect of any Fixed Rate Portion by an amount deemed by Bank One to be material, then Bank One shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Bank One for such event (on an after-tax basis, taking into account any taxes on such compensation), which notice shall set forth in reasonable detail the computation of such amount to be paid, whereupon (i) Borrower shall pay such amount to Bank One and (ii) Borrower may elect, by giving to Bank One not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

    Section 2.11 AVAILABILITY. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Bank One to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of Bank One to purchase or take offshore deposits of dollars (i.e., "Eurodollars"), or (b) Bank One determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) Bank One determines that the formula for calculating the Fixed Rate does not fairly reflect the cost to Bank One of making or maintaining loans based on such rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify Bank One and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

    Section 2.12 FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify Bank One against, and reimburse Bank One on demand for any loss, expense or charge incurred or sustained by Bank One (including any loss, expense or charge incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank One to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of Borrower, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 2.13  REIMBURSABLE TAXES.  Borrower covenants and agrees that:

         (a) Borrower will indemnify Bank One against and reimburse Bank One for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Bank One or any lending office of Bank One by any jurisdiction in which Bank One or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, the Loan and the Note, and all other amounts payable by Borrower to Bank One hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Bank One, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Bank One after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Bank One an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving to Bank One not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.


                                     ARTICLE III

                                      COLLATERAL

    Section 3.1 COLLATERAL. To secure the payment of the Obligations and the performance by Borrower of its obligations hereunder and under the other Loan Documents, Borrower (a) shall grant (and does hereby grant) to Bank One a first and prior security interest in and to the Collateral and (b) shall execute all documents and instruments, and perform all other acts reasonably deemed necessary by Bank One, to perfect the security interest of Bank One in and to such Collateral.

    Section 3.2 BORROWING REQUEST; DELIVERY OF CONSUMER NOTES TO CUSTODIAN. Each Borrowing Request shall be accompanied by a Submission List and shall be delivered to Bank One at:

         1900 Pacific, Sixth Floor
         Dallas, Texas  75201
         Telephone: (214) 290-6082
         FAX: (214) 290-6089

Each Borrowing Request delivered to Bank One shall be accompanied by a Submission List and the following items with respect to any Consumer Notes thereby offered as security:

         (a) the original of each Consumer Note, endorsed in blank (without restriction or limitation);

         (b) an original executed Assignment in blank for each Consumer Note, in recordable form, and otherwise in form satisfactory to Bank One; and

         (c) a completion certificate in a form agreed upon by Borrower and Bank One, signed by the Obligor on such Consumer Note; and

         (d) a copy of an interim assignment if Borrower did not originate such Consumer Note.

    Section 3.3 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank One its attorney in fact, with full power of substitution, for and on behalf and in the name of Borrower, which power of attorney shall become effective upon the occurrence and remain effective during the continuance of an Event of Default, to (i) endorse and deliver to any Person any check, instrument or other paper coming into Bank One's possession and representing payment made in respect of any Consumer Note delivered to and held by Bank One hereunder as Collateral or in respect of any other collateral;(ii) prepare, complete, execute, deliver and record any assignment to Bank One or to any other Person of any Consumer Note delivered to and held by Bank One hereunder as Collateral;(iii) endorse and deliver any Consumer Note delivered to and held by Bank One hereunder as Collateral and do every other thing necessary or desirable to effect transfer of all or any part of the Collateral to Bank One or to any other Person;(iv) take all necessary and appropriate action with respect to all Obligations and the Collateral to be delivered to Bank One or held by Borrower in trust for Bank One;(v) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any part of the Collateral; and (vi) sign Borrower's name wherever appropriate to effect the performance of this Agreement. This section shall be liberally, not restrictively, construed so as to give the greatest latitude to Bank One's power, as Borrower's attorney-in-fact, to collect, sell, and deliver any of the Collateral and all other documents relating thereto. The powers and authorities herein conferred on Bank One may be exercised by Bank One through any Person who, at the time of the execution of a particular instrument, is an authorized officer of Bank One. The power of attorney conferred by this SECTION 3.3 is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Commitment is outstanding. All Persons dealing with Bank One, or any officer thereof acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this SECTION 3.3 as existing and continuing in full force and effect until advised by Bank One that the Obligations have been fully and finally paid and satisfied and the Commitment has been terminated.

    Section 3.4  REDEMPTION OF COLLATERAL.

    (a) GENERALLY. So long as no Default or Event of Default shall be in existence, Borrower may obtain the release of the security interest in favor of Bank One in all or any part of the Collateral at any time, and from time to time, by paying to Bank One, as a repayment hereunder, the Collateral Value of the Collateral to be so released (such amount to be determined as of the date of such release).

    (b) REDEMPTION PURSUANT TO SALE. Borrower may from time to time request that Bank One permit the sale of Collateral to an Approved Investor. Upon the receipt by Bank One of such a request from Borrower, and so long as no Default or Event of Default shall be in existence;

         (i) Bank One shall deliver to the Approved Investor, under a Bailee Letter, the Consumer Notes being sold which are held by Bank One pursuant to SECTION 3.2 hereof, with the release of the security interest in favor of Bank One in such items being conditioned upon timely payment to Bank One of the amount described in SUBSECTION 3.4(b)(ii); and

         (ii) Within a period of time acceptable to Bank One, but in no event more than twenty-one (21) days after the delivery by Bank One to such Approved Investor of the Consumer Notes described in SUBSECTION 3.4(b)(i), Borrower shall pay, or cause to be paid, to Bank One as a repayment hereunder an amount equal to the Collateral Value of the Consumer Notes (such Collateral Value being determined as of the date of such redemption); PROVIDED, that at no time shall more than $500,000 of Consumer Notes (such value being determined as of the date of such redemption) be in transit to or from or in the possession of any Approved Investor at any time, except in the case of a sale to the trustee for an Asset Securitization Facility.

    (c) CONTINUATION OF LIEN. The security interest in favor of Bank One in all Consumer Notes transmitted pursuant to SUBSECTION 3.4(b) shall continue in effect until such time as Bank One shall have received payment in full of the amount described in SUBSECTION 3.4(b)(ii).

    (d) APPLICATION OF PROCEEDS; NO DUTY. Subject to the next sentence of this SUBSECTION 3.4(d), Bank One shall not be under any duty at any time to credit Borrower for any amounts due from any Approved Investor in respect of any purchase of any Consumer Notes contemplated under SUBSECTION 3.4(b) above, until Bank One has actually received immediately available funds. Any funds so received will be treated as payments under and processed and applied in accordance with SECTION 2.8. Bank One shall not be under any duty at any time to collect any amounts or otherwise enforce any obligations due from an Approved Investor in respect of any such purchase.

    Section 3.5 CORRECTION OF CONSUMER NOTES. Borrower may from time to time request that Bank One release a Consumer Note (the "Released Note") that constitutes Collateral so that such Consumer Note may be replaced by a corrected Consumer Note (the "Correction Note"). Upon receipt by Bank One of such a request from Borrower, and so long as no Default or Event of Default shall be in existence, Bank One shall deliver to Borrower, under a Trust Receipt, the Released Note to be corrected, with the release of the Lien in favor of Bank One being conditioned upon the receipt by Bank One of a Correction Note acceptable to it; PROVIDED, that (i) at no time shall more than $250,000 of Released Notes (such value being determined by the Collateral Value assigned to such Collateral when it is delivered to Bank One by Borrower hereunder) be released and not have been replaced with Correction Notes hereunder,(ii) until such time as the Correction Note shall have been delivered to Bank One, the Collateral Value attributed to the Released Note shall be the lesser of (x) the Collateral Value attributed to such Released Note without giving effect to this proviso and (y) 100% of the principal balance of the Correction Note and (iii) notwithstanding the preceding clause (ii), unless the Correction Note is delivered to Bank One endorsed in blank (without restriction or limitation) within fifteen (15) days of the release by the Bank of the Released Note, the Collateral Value attributed to both the Released Note and the Correction Note shall be zero.

    Section 3.6 RELEASE OF COLLATERAL. So long as no Default or Event of Default shall be in existence, Borrower may obtain the release of the security interest in favor of Bank One in Consumer Notes constituting all or any part of the Collateral at any time, and from time to time, PROVIDED that the aggregate Collateral Value of the Consumer Notes (after giving effect to the contemplated release) is greater than or equal to the Loan. Upon receipt of a properly executed

Collateral Release Request and provided that the other conditions hereof are satisfied, Bank One shall (i) hold as custodian for Borrower the Consumer Notes with respect to which Borrower has requested that Bank One release its Lien and (ii) deliver same to such Person and for such purpose, including Bank One for delivery as Collateral hereunder, as Borrower may direct in writing; PROVIDED, that (a) Bank One shall not be required to hold any Consumer Note or any document related thereto for the benefit of any Person other than Borrower under the provisions of this SECTION 3.6, (b) the only duty that Bank One shall have with respect to any Consumer Note held by Bank One pursuant to this SECTION 3.6 shall be to exercise the same diligence in the care thereof which Bank One exercises in the care of its own property,
(c) Bank One shall be fully protected in relying on any delivery instructions from Borrower in which Borrower purports to be entitled to direct delivery of the items identified therein, and (d) Borrower shall reimburse Bank One for all expenses incurred in connection with the delivery of any item held by it under this SECTION 3.6. Without in any way limiting the proviso set forth in the preceding sentence, Bank One shall have no duty to collect any amount which may be due on or in respect of any Consumer Note held by it pursuant to this SECTION 3.6, to notify Borrower of any amount which may be due in connection therewith, nor to take any other action with respect thereto except to deliver such Consumer Note to such Person as Borrower may direct.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

    The obligation of Bank One to make Advances hereunder is subject to fulfillment of the conditions precedent stated in this ARTICLE IV.

    Section 4.1 INITIAL BORROWING. The obligation of Bank One to make its initial Advance hereunder shall be subject to, in addition to the conditions precedent specified in SECTION 4.2 hereof, delivery to Bank One of the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to Bank One, and, with the exception of the Note, each in a sufficient number of originals that Bank One and its counsel may both have an executed original of each document):

         (a) an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this ARTICLE IV not theretofore delivered (except the Borrowing Request which is to be delivered at the time provided in SUBSECTION 4.2(a) hereof);

         (b)  the Note;

         (c)  the Security Agreement;

         (d)  the Guaranty;

         (e) the Underwriting Guidelines of Borrower, approved by Bank One in its sole discretion;

         (f) a certificate of the Secretary or Assistant Secretary of Borrower setting forth (i) resolutions of Borrower's board of directors authorizing the execution, delivery, and performance by Borrower of the Note, this Agreement and any Security Instruments provided herein and identifying the officers of Borrower authorized to sign such instruments, and (ii) specimen signatures of the officers so authorized;

         (g) a copy, certified as true by the Secretary or Assistant Secretary of Borrower, of the articles or certificate of incorporation and the bylaws of Borrower, together with all amendments thereto;

         (h) a certificate of the existence and good standing of Borrower in its state of incorporation;

         (i) a certificate of the Secretary or Assistant Secretary of Guarantor setting forth (i) resolutions of Guarantor's board of directors authorizing the execution, delivery, and performance by Guarantor of the Guaranty and any other Loan Documents provided herein and identifying the officers of Guarantor authorized to sign such instruments, and (ii)specimen signatures of the officers so authorized;

         (j) a copy, certified as true by the Secretary or Assistant Secretary of Guarantor, of the articles or certificate of incorporation and the bylaws of Guarantor, together with all amendments thereto;

         (k) a certificate of the existence and good standing of Guarantor in its state of incorporation;

         (l) a favorable written opinion from Borrower's General Counsel as to such matters incident to the transactions herein contemplated as Bank One may reasonably request; and

         (m) such other documents as Bank One may reasonably request at any time at or prior to the Borrowing Date of the initial Borrowing hereunder.

    Section 4.2 ALL BORROWINGS. The obligation of Bank One to make any Advance to fund any Borrowing pursuant to this Agreement (including the first) is subject to the following further conditions precedent:

         (a) prior to 10:30 a.m. (Dallas time) on the Borrowing Date, Borrower shall deliver to Bank One a Borrowing Request executed by Borrower and accompanied by the items required by SECTION 3.2 hereof;

         (b) all Consumer Notes in which Borrower has granted a Lien to Bank One shall have been physically delivered to the possession of Bank One or a bailee acceptable to Bank One to the extent that such possession is necessary or appropriate for the purpose of perfecting the Lien of Bank One in such collateral and Bank One has received evidence of its filed or perfected lien and security interest;

         (c) the representations and warranties of each Related Person contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Advance;

         (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such Advance;

         (e)  the Funding Account shall be established and in existence;

         (f) the making of such Advance shall not be prohibited by any Governmental Requirement;

         (g) Bank One shall have received evidence of insurance covering Borrower's business assets, in amounts and in form and substance satisfactory to Bank;

         (h) Bank One shall have received such other documents and opinions of counsel, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as Bank One may reasonably request;

         (i) Borrower shall have paid the Facility Fee and the fees and expenses of Bank One's counsel for its work in connection with the transactions contemplated by the Agreement; and

         (j) the sole shareholder of Borrower shall have made to Borrower capital contributions in the following aggregate amounts by the following dates: $1,000,000 by the date hereof; $1,500,000 by February 15, 1997; and $2,500,000 by May 15, 1997.

Delivery to Bank One of a Borrowing Request shall be deemed to constitute a representation and warranty by Borrower on the date thereof and on the Borrowing Date, if any, set forth therein as to the facts specified in Subsections (c) and
(d) of this SECTION 4.2.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    Borrower represents and warrants as follows:

    Section 5.1 ORGANIZATION AND GOOD STANDING. Each Related Person (a) is a corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

    Section 5.2 AUTHORIZATION AND POWER. Each Related Person has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to which it is a party; each Related Person is duly authorized to and has taken all corporate action necessary to authorize it to, execute, deliver and perform the Loan Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.

    Section 5.3 NO CONFLICTS OR CONSENTS. Neither the execution and delivery by any Related Person of the Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any terms or provisions of the charter or bylaws of any Related Person, any Requirement of Law to which any Related Person is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Related Person is a party or by which any Related Person may be bound, or to which the Property of any Related Person may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of any Related Person. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained.

    Section 5.4 ENFORCEABLE OBLIGATIONS. This Agreement, the Note and the other Loan Documents to which any Related Person is a party are the legal, valid and binding obligations of such Related Person, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

    Section 5.5 PRIORITY OF LIENS. Upon delivery to Bank One of each Borrowing Request, Bank One shall have valid, enforceable, perfected, first priority Liens and security interests in each Consumer Note identified therein and thereafter or concurrently delivered to Bank One.

    Section 5.6 NO LIENS. Borrower has good and indefeasible title to the Collateral free and clear of all Liens and other adverse claims of any nature, other than Liens in the Collateral in favor of Bank One.

    Section 5.7 FINANCIAL CONDITION OF BORROWER. Borrower has delivered to Bank One copies of the annual audited and quarterly unaudited Consolidated balance sheets of Guarantor as of October 31, 1995 and July 31, 1996, respectively, and the related Consolidated statements of income, stockholders' equity and cash flows of Guarantor for the periods ended such dates; such financial statements fairly present the Consolidated financial condition of Guarantor as of such dates and the results of operations of Guarantor for the period ended on such dates and have been prepared in accordance with GAAP, subject to normal year-end adjustments; as of July 31, 1996, there were no obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of Borrower since the date of such financial statements.

    Section 5.8 FULL DISCLOSURE. There is no material fact that Borrower has not disclosed to Bank One which could adversely affect the properties, business, prospects or condition (financial or otherwise) of Borrower, or could adversely affect the Collateral. To the best knowledge of Borrower, neither the financial statements referred to in SECTION 5.7 hereof, nor any Borrowing Request, officer's certificate or statement delivered by Borrower to Bank One in connection with this Agreement, contains any untrue statement of material fact.

    Section 5.9 NO DEFAULT. No Related Person is in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound.

    Section 5.10 NO LITIGATION. There are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against any Related Person, the adverse determination of which could constitute a Material Adverse Effect.

    Section 5.11 TAXES. All tax returns required to be filed by each Related Person in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon each Related Person or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of such Related Person. No Related Person has any knowledge of any proposed tax assessment against any Related Person.

    Section 5.12 PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of each Related Person is at the address set forth in Section 10.1.

    Section 5.13 COMPLIANCE WITH ERISA. No Related Person nor any ERISA Affiliate of any Related Person currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan. With respect to all other employee benefit plans maintained or contributed to by each Related Person, each Related Person is in material compliance with ERISA.

    Section 5.14 SUBSIDIARIES. As of the date hereof, Borrower does not have any Subsidiary or own any stock in any other corporation or association.

    Section 5.15 INDEBTEDNESS. No Related Person has any Indebtedness outstanding other than the Indebtedness permitted by SECTION 7.2.

    Section 5.16  PERMITS, PATENTS, TRADEMARKS, ETC.

    (a) Each Related Person has all permits and licenses necessary for the operation of its business, except to the extent that failure to obtain any such permit or license could not have a Material Adverse Effect on such Related Person.

    (b) Each Related Person owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any known material conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of each Related Person.

    Section 5.17  STATUS UNDER CERTAIN FEDERAL STATUTES.  No Related Person is
(a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility", as such term is defined in the Federal Power Act, as amended, (c) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1949, as amended or (d) a "rail carrier", or a "person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., and each Related Person is not a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

    Section 5.18 SECURITIES ACT. No Related Person has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. No Related Person is required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

    Section 5.19 POLLUTION CONTROL. Each Related Person is in compliance with, and to the best of each Related Person's knowledge after due inquiry, each Related Person has, at all times since its incorporation, been in compliance with, all Requirements of Law relating to pollution control (a) in the United States and the State of Texas and (b) in each other jurisdiction where it is presently doing business.

    Section 5.20 NO APPROVALS REQUIRED. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement, the Note and the other Loan Documents to which any Related Person is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by any Related Person of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over each Related Person or any of its Property.

    Section 5.21 SURVIVAL OF REPRESENTATIONS. All representations and warranties by Borrower herein shall survive delivery of the Note and the making of the Advances, and any investigation at any time made by or on behalf of Bank One shall not diminish the right of Bank One to rely thereon.

    Section 5.22 INDIVIDUAL CONSUMER NOTES. Borrower hereby represents that with respect to each Consumer Note that is part of the Collateral:

         (a) The terms of each Consumer Note have not been impaired, waived, altered or modified in any respect, except by written instruments delivered to Bank One and no provision of any Consumer Note has been "whited out" or erased unless such modification has been initialed by each of the parties to the Consumer Note. No instrument of waiver, alteration or modification has been executed, and no obligor on a Consumer Note has been released, in whole or in part, except in connection with an assumption agreement, a copy of which assumption agreement has been delivered to Bank One;

         (b) No Consumer Note is subject to any set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Consumer Note or the exercise of any right thereunder, render such Consumer Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the best knowledge of Borrower, no such right of rescission, set-off, counterclaim or defense has been asserted in any proceeding or was asserted in any state or federal bankruptcy or insolvency proceeding at the time the Consumer Note was originated;

         (c) Any and all Requirements of Law applicable to each Consumer Note have been complied with including, without limitation, all consumer laws, usury, truth-in-lending, consumer credit protection, equal credit opportunity or disclosure laws applicable to each Consumer Note;

         (d) Borrower has not waived the performance by the Obligor of any action, if the Obligor's failure to perform such action would cause the Consumer Note to be in default;

         (e) Each Consumer Note is genuine and each is the legal, valid and binding obligation of the obligor thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity;

         (f) To the best knowledge of Borrower, all parties to each Consumer Note had legal capacity at the time to execute and deliver such Consumer Note, and such Consumer Note has been duly and properly executed by such parties;

         (g) Borrower has good and marketable title to each Consumer Note, was the sole owner thereof and had full right to pledge the Consumer Note to Bank One free and clear of any other encumbrance, equity, lien, pledge, charge, claim or security interest;

         (h) To the best knowledge of Borrower, there is no default, breach, violation or event of acceleration existing under any Consumer Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

         (i) Each Consumer Note originated by Borrower or a third party is underwritten by Borrower in accordance with Borrower's then current underwriting guidelines and all applicable regulatory requirements.

         (j) All improvements to be made to each Obligor Property with the proceeds of the Consumer Note have been completed and a certificate for such Consumer Note executed by the related Obligor wherein such Obligor states that the related contractor or seller of the home improvement has completed to such Obligor's satisfaction the improvements for which the Consumer Note was obtained has been delivered to Borrower;

         (k) The origination practices of Borrower, and to the best knowledge of Borrower, the origination practices used by third party originators, with respect to the the Consumer Notes and the collection practices used by the Borrower with respect to each Consumer Note have been in all material respects legal, proper, prudent and customary in the home improvement loan origination and servicing business; and

         (l) Each Consumer Note originated by Borrower, and to the best knowledge of Borrower, each Consumer Note originated by a third party, was originated in compliance with all applicable laws and no fraud or misrepresentation was committed by any Person in connection therewith.


                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

    Each Related Person shall at all times comply with the covenants contained in this ARTICLE VI, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding.

    Section 6.1 TAXES AND OTHER LIENS. Each Related Person shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Borrower and if Borrower shall have set up reserves therefor adequate under GAAP.

    Section 6.2 MAINTENANCE. Each Related Person shall (i) maintain its corporate existence, rights and franchises;(ii) observe and comply in all material respects with all Governmental Requirements, and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions and improvements to its Properties as are necessary and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

    Section 6.3 FURTHER ASSURANCES. Borrower shall, within three (3) Business Days (or in the case of Consumer Notes, such longer period as provided under SECTION 3.5 of this Agreement) after the request of Bank One, cure any defects in the execution and delivery of the Note, this Agreement or any other Loan Document and each Related Person shall, at its expense, promptly execute and deliver to Bank One upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Related Person in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

    Section 6.4 REIMBURSEMENT OF EXPENSES. Borrower shall pay (i) all reasonable legal fees (including, without limitation, allocated costs for in-house legal service) incurred by Bank One in connection with the preparation, negotiation or execution of this Agreement, the Note and the other Loan Documents and any amendments, consents or waivers executed in connection therewith,(ii) all fees, charges or taxes for the recording or filing of the Security Instruments,(iii) all out-of-pocket expenses of Bank One in connection with the administration of this Agreement, the Note and the other Loan Documents, including courier expenses incurred in connection with the Collateral, and (iv) all amounts expended, advanced or incurred by Bank One to satisfy any obligation of Borrower under this Agreement or any of the other Loan Documents or to collect the Note, or to enforce the rights of Bank One under this Agreement or any of the other Loan Documents, which amounts shall include all court costs, reasonable attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Bank One in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each item specified in clause (i) through (iv) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.

    Section 6.5 INSURANCE. Each Related Person shall maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon request of Bank One, each Related Person shall furnish or cause to be furnished to Bank One from time to time a summary of the insurance coverage of each Related Person in form and substance satisfactory to Bank One and if requested shall furnish Bank One copies of the applicable policies.

    Section 6.6 ACCOUNTS AND RECORDS. Each Related Person shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP.

    Section 6.7 RIGHT OF INSPECTION. Each Related Person shall permit authorized representatives of Bank One to discuss the business, operations, assets and financial condition of such Related Person with their officers and employees, and to visit and inspect any of the Properties of each Related Person, all at such reasonable times and as often as Bank One may request. Each Related Person will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of Bank One or any authorized representatives of Bank One may address to them in reference to the financial condition or affairs of any Related Person as those conditions or affairs relate to this Agreement. Each Related Person may have its representatives in attendance at any meetings between the officers or other representatives of Bank One and such Related Person's accountants held in accordance with this authorization.

    Section 6.8 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Bank One upon (i) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of any Related Person with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto;(ii) the commencement of, or any determination in, any legal, judicial or regulatory proceedings which, if adversely determined, could have a Material Adverse Effect;(iii) any change in senior management of Borrower;(iv) any material adverse change in the business, operations, prospects or financial condition of any Related Person, including, without limitation, the insolvency of any Related Person,(v) any event or condition which, if adversely determined, could have a Material Adverse Effect or (vi) the occurrence of any Termination Event.

    Section 6.9 USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Advances shall be used by Borrower solely for the funding of Consumer Notes in the ordinary course of Borrower's business. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither Borrower nor any Person acting on behalf of Borrower shall take any action in violation of Regulation U or Regulation X or shall violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

    Section 6.10 NOTICE OF DEFAULT. Borrower shall furnish to Bank One immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

    Section 6.11 COMPLIANCE WITH LOAN DOCUMENTS. Each Related Person shall promptly comply with any and all covenants and provisions of this Agreement the Note and the other Loan Documents.

    Section 6.12 OPERATIONS AND PROPERTIES. Each Related Person shall comply in all material respects with all Government Requirements applicable to it, and in accordance with customary industry standards in managing and operating its business. Borrower shall strictly comply with the Underwriting Guidelines.

    Section 6.13 FINANCIAL STATEMENTS AND REPORTS. The Related Persons shall at all times maintain full and accurate books of account and records. The Related Persons shall maintain a standard system of accounting and Borrower shall furnish to Bank One the following, all in form and detail reasonably satisfactory to Bank One:

         (a)  Promptly after becoming available, and in any event within ninety
    (90) days after the close of each Fiscal Year, the Consolidated and consolidating balance sheets of Guarantor as of the end of such Fiscal Year, and the related Consolidated and consolidating statements of income, stockholders' equity and cash flows of Guarantor for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, accompanied by the related report of independent certified public accountants of national standing acceptable to Bank One which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

         (b)  Promptly after becoming available, and in any event within ninety
    (90) days after the close of each Fiscal Year, the Consolidated and consolidating balance sheets of Borrower as of the end of such Fiscal Year, and the related Consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, accompanied by the related report of independent certified public accountants of national standing acceptable to Bank One which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

         (c)  Promptly after becoming available, and in any event within thirty
    (30) days after the end of each fiscal quarter, including the fourth Fiscal Quarter in each Fiscal Year, Consolidated and consolidating balance sheets of Guarantor as of the end of such quarter and the related Consolidated and consolidating statements of income, stockholders' equity and cash flows of Guarantor for such quarter and the period from the first day of the then current Fiscal Year through the end of such quarter, certified by the chief financial officer or other executive officer of Guarantor to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

         (d)  Promptly after becoming available, and in any event within thirty
    (30) days after the end of each month, including the twelfth month in each Fiscal Year, balance sheets of Borrower as of the end of such month and the related statements of income, stockholders' equity and cash flows of Borrower for such month and the period from the first day of the then current Fiscal Year through the end of such month, certified by the chief financial officer or other executive officer of Borrower to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

         (e) Promptly upon receipt thereof, a copy of each other report submitted to Guarantor by independent accountants in connection with any annual, interim or special audit of the books of Borrower or Guarantor;

         (f) Promptly and in any event within thirty (30) days after the end of each calendar month, a certificate executed by the president or chief financial officer of Borrower, setting forth all of Borrower's warehouse borrowings;

         (g) Promptly and in any event within thirty (30) days after the end of each Fiscal Quarter in each Fiscal Year (except the last), and within fifteen (15) days after the completion of each year-end audit by Borrower's independent public accountants, a completed Officer's Certificate in the form of Exhibit "C" hereto, executed by the president, chief financial officer or other executive officer of Guarantor and Borrower.

         (h) Promptly and in any event within thirty (30) days after the end of each month, a management report regarding Borrower's servicing and delinquency, including delinquency status of Consumer Notes, total principal amount, number of Consumer Notes, default experience, geographic concentration, weighted average coupon, weighted average maturity, weighted average servicing fee, in each case in form and detail as required by Bank One, prepared as of the end of such month and for the Fiscal Year to date;

         (i) As soon as available, and in any event within 30 days after the end of each month, a Borrowing Base Report, appropriately completed with all attachments and in the form of Exhibit F attached hereto; and

         (j) Such other information concerning the business, properties or financial condition of the Related Persons as Bank One may reasonably request.


                                     ARTICLE VII

                                  NEGATIVE COVENANTS

    Each Related Person shall at all times comply with the covenants contained in this ARTICLE VII, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding:

    Section 7.1 NO MERGER. No Related Person shall merge or consolidate with or into any Person, except that any Subsidiary (except Borrower) of Guarantor may merge or consolidate with Guarantor as long as Guarantor is the surviving business entity. No Related Person shall acquire by purchase or otherwise all or substantially all of the assets (except to the extent that such assets consist solely of Consumer Notes and rights to service Consumer Notes) or capital stock of any Person.

    Section 7.2 LIMITATION ON INDEBTEDNESS. No Related Person shall incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except for the following:

         (a)  the Obligations;

         (b)  the Subordinated Debt;

         (c) unsecured Indebtedness for working capital advances, owed by Borrower to Guarantor; and

         (d) lease financing or purchase money financing for equipment which is secured by the equipment so leased or purchased.

    Section 7.3 BUSINESS. No Related Person shall, directly or indirectly, engage in any business which differs materially from that currently engaged in by such Related Person.

    Section 7.4 LIQUIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. No Related Person shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business; PROVIDED HOWEVER, that subject to SECTION 3.4(b) hereof, nothing in this SECTION 7.4 shall be construed to prohibit such Related Person from selling Consumer Notes in the ordinary course of its business.

    Section 7.5 LOANS, ADVANCES, AND INVESTMENTS. No Related Person shall make any loan (other than Consumer Notes), advance, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "INVESTMENT"), or otherwise acquire any interest in, or control of, another Person, except for the following:

         (a)  Cash Equivalents;

         (b) Any acquisition of securities or evidences of indebtedness of others when acquired by each Related Person in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of each Related Person;

         (c) Consumer Notes acquired in the ordinary course of each Related Person's business; and

         (d) Investments in its wholly-owned Subsidiaries in an aggregate amount not to exceed $100,000 at any time; provided that such Subsidiary shall have executed and delivered to Bank One a guaranty of all of the Obligations in form and substance acceptable to Bank One, in its sole discretion.

    Section 7.6  ACTIONS WITH RESPECT TO COLLATERAL.  Borrower shall not:

         (a) Compromise, extend, release, or adjust payments on any Collateral;

         (b) Agree to the amendment or termination of the Asset Securitization Facility, if such amendment, termination or substitution may reasonably be expected (as determined by Bank One in its sole discretion) to have a Material Adverse Effect;

         (c) Transfer, sell, assign, or deliver any Collateral pledged to Bank One to any Person other than Bank One, except pursuant to the Asset Securitization Facility or pursuant to SECTION 3.4; or

         (d) Grant, create, incur, permit or suffer to exist any Lien upon any Collateral except for Liens granted to Bank One to secure the Consumer Notes and Obligations.

    Section 7.7 TANGIBLE NET WORTH. As of the date hereof, Borrower's Consolidated Tangible Net Worth shall not be less than $1,000,000; as of February 15, 1997, Borrower's Consolidated Tangible Net Worth shall not be less than $1,500,000; and as of May 15, 1997 and as of the last day of each Fiscal Quarter thereafter, Borrower's Consolidated Net Worth shall not be less than $2,500,000.

    Section 7.8 MINIMUM LIQUIDITY. Borrower at all times shall maintain cash and/or Cash Equivalents in an amount of not less than $500,000.

    Section 7.9 TOTAL LIABILITIES TO BORROWER'S CONSOLIDATED TANGIBLE NET WORTH. The ratio of Borrower's Consolidated Total Liabilities to Borrower's Consolidated Tangible Net Worth shall not be more than 7.0 to 1.0, as of the last day of any calendar month.

    Section 7.10 RESTRICTIONS ON DIVIDENDS AND PAYMENTS OF SUBORDINATED DEBT. No Related Person shall directly or indirectly declare or make, or incur any liability to make, any Dividend. Without Bank One's prior written consent, which consent shall not be unreasonably withheld, no Related Person shall make any payment on the Subordinated Debt prior to the stated maturity thereof; provided that the Related Persons may pay interest on the Subordinated Debt without Bank One's consent so long as no Default or Event of Default shall have occurred and be continuing.

    Section 7.11 TRANSACTIONS WITH AFFILIATES. No Related Person shall enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than another Related Person unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of each Related Person's business and are upon fair and reasonable terms no less favorable to such Related Person than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

    Section 7.12 LIENS. No Related Person shall grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Property, including without limitation any and all of each Related Person's Consumer Notes, and the proceeds from any thereof, other than (i) Liens which secure payment of the Obligations, and (ii) to the extent not otherwise prohibited hereunder, Liens which secure payment of the Indebtedness described in Section 7.2(b) on property other than Collateral.

    Section 7.13 ERISA PLANS. No Related Person shall adopt or agree to maintain or contribute to any ERISA Plan without the prior written consent of Bank One which consent shall not be unreasonably withheld. Each Related Person shall promptly notify Bank One in writing in the event an ERISA Affiliate adopts an ERISA Plan.

    Section 7.14 CHANGE OF PRINCIPAL OFFICE. No Related Person shall move its principal office, executive office or principal place of business from the address set forth in SECTION 10.1 without prior written notice to Bank One.

    Section 7.15 FISCAL YEAR, METHOD OF ACCOUNTING. No Related Person shall change its Fiscal Year or make any material change in its method of accounting without prior written notice to Bank One.


                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

    Section 8.1 NATURE OF EVENT. An Event of Default shall exist if any one or more of the following occurs:

         (a) Borrower fails to make any payment of principal or interest on the Note, or payment of any fee, expense or other amount due hereunder, under the Note or under any other Loan Document, on or before the date such payment is due;

         (b) Guarantor fails to make any payment of any Obligation owing by Guarantor under the Guaranty on or before the date such payment in due;

         (c) Default is made in the due observance or performance by any Related Person of any covenant set forth in ARTICLE VII or by Guarantor of any covenant set forth in the Guaranty;

         (d) Default is made in the due observance or performance by any Related Person of any of the other covenants or agreements contained in this Agreement and such default continues for a period of thirty (30) days after Bank One gives Borrower notice thereof;

         (e) Any Related Person defaults in the due observance or performance or any of the covenants or agreements contained in any other Loan Document to which it is a party, and (unless such default otherwise constitutes a Default pursuant to other provisions of this SECTION 8.1) such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such other Loan Document;

         (f) Any material statement, warranty or representation by or on behalf of any Related Person contained in this Agreement, the Note or any other Loan Document to which it is a party, or in any Borrowing Request, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

         (g) any Related Person fails to make when due or within any applicable grace period any payment on any Indebtedness other than the Obligations with an unpaid principal balance of over $100,000; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of any Related Person with unpaid principal balances exceeding, in the aggregate, $100,000;

         (h)  Any Related Person or Guarantor:

              (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

              (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

              (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

              (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 with respect to Borrower or $1,000,000 with respect to Guarantor (not covered by insurance satisfactory to Bank One in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

              (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

         (i) This Agreement, the Note or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Bank One; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Bank One;

         (j) Any default or event of default shall occur with respect to the payment of any Indebtedness of a Related Person or Guarantor to Bank One (other than the Obligations);

         (k) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount) or (iii) each Related Person or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000;

         (l)  a Change of Control occurs; or

         (m) any Indebtedness of Guarantor under that certain Credit Agreement dated April 18, 1996, among Guarantor, NationsBank of Texas, N.A., as Agent, and certain financial institutions is accelerated.

    Section 8.2 DEFAULT REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank One may declare its Commitment to be terminated and/or declare the entire principal and all interest accrued on the Note to be, and the Note, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, if an Event of Default specified in SUBSECTIONS 8.1(h)(i), (ii) OR (iii) above occurs with respect to Borrower, the Commitment shall automatically and immediately terminate and the Note and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Bank One and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding.


                                      ARTICLE IX

                                 CONCERNING BANK ONE

    Section 9.1  INDEMNIFICATION.

    (a) Borrower agrees to indemnify Bank One and each director, officer, agent, attorney, employee, representative and Affiliate of Bank One (each an "Indemnified Party"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this
Section 9.1 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN
ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR
THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY, PROVIDED ONLY THAT
SUCH INDEMNIFIED PARTY SHALL BE NOT ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH
IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If any Person (including each Related Person or any of its Affiliates) ever alleges such gross negligence or willful misconduct by an Indemnified Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.

    (b) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnification hereunder, such Indemnified Party will notify Borrower of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve each Related Person of its obligations under this SECTION 9.1 with respect to such Indemnified Party, except to the extent that each Related Person is actually prejudiced by such action or proceeding, and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of each Related Person, to employ counsel separate from counsel for each Related Person and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by each Related Person not advisable, PROVIDED that each Related Person shall not be obligated to pay for the reasonable fees and expenses of more than one counsel for all Indemnified Parties in respect of a particular controversy. In the event an Indemnified Party appears as a witness in any action or proceeding brought against each Related Person (or any of its officers, directors, agents or employees) in which an Indemnified Party is not named as a defendant, each Related Person agrees to reimburse such Indemnified Party for all expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness.

    Section 9.2 LIMITATION OF LIABILITY. Neither Bank One nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement. THE FOREGOING EXCULPATION SHALL APPLY TO ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY SUCH PERSON OR ANY ACT BY SUCH PERSON FOR WHICH STRICT LIABILITY IS IMPOSED, PROVIDED THAT SUCH PERSON SHALL BE LIABLE FOR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                      ARTICLE X

                                    MISCELLANEOUS

    Section 10.1 NOTICES. Any notice or request required or permitted to be given under or in connection with this Agreement, the Note or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

    Borrower:  CAMERON ASHLEY FINANCIAL SERVICES, INC.
                   11651 Plano Rd.
                   Dallas, Texas  75243
                   Attention: F. Dixon McElwee
                   FAX: (214) 860-5148
                   Telephone: (214) 860-5100

    Bank One:  BANK ONE, TEXAS, N.A.
                   1717 Main Street, Third Floor
                   Dallas, Texas  75201
                   Attention:  Corporate Lending
                   FAX: (214) 290-2765
                   Telephone: (214) 290-2688


or at such other addresses or to such individual's or department's attention as any party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given (i) if sent by mail, on the fifth day after such communication is deposited in the mail, (ii) if sent by telecopy or other rapid transmission, when such communication is transmitted to the appropriate number and the appropriate receipt is received or otherwise acknowledged, and (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as provided above, except that notices and requests given pursuant to SUBSECTION 3.4(b), Borrowing Requests, Collateral Release Requests, and communications related thereto shall not be effective until actually received by Bank One or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Bank One, as the case may be.

    Section 10.2 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Security Instruments, the Note, or any other Loan Document, nor consent to any departure by any Related Person from the terms thereof, shall in any event be effective unless the



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

same shall be in writing and signed by Bank One, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Section 10.3 INVALIDITY. In the event that any one or more of the provisions contained in the Note, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

    Section 10.4 SURVIVAL OF AGREEMENTS. All covenants and agreements herein and in any other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitment.

    Section 10.5 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Note or of any part of such other Obligations.

    Section 10.6 WAIVERS. No course of dealing on the part of Bank One, or any of its officers, employees, consultants or agents, nor any failure or delay by Bank One with respect to exercising any right, power or privilege of Bank One under the Note, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in SECTION 10.2 hereof.

    Section 10.7 CUMULATIVE RIGHTS. The rights and remedies of Bank One under the Note, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

    Section 10.8 CONSTRUCTION. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTE.

    Section 10.9 LIMITATION ON INTEREST. Bank One, each Related Person and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither each Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon


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

or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Bank One expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Bank One or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Bank One's or such holder's option, promptly returned to each Related Person or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Bank One and each Related Person (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling.

    Section 10.10 BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations each Related Person hereby grants to Bank One and to each financial institution which hereafter acquires a participation or other interest in the Loan or Note (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Bank One or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of any Related Person now or hereafter held or received by or in transit to Bank One or Participant from or for the account any Related Person, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of any Related Person with Bank One or Participant, and (c) any other credits and claims of any Related Person at any time existing against Bank One or Participant, including claims under certificates of deposit. Upon the occurrence and during the continuance of any Event of Default, each of Bank One and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

    Section 10.11 ASSIGNMENTS AND PARTICIPATIONS. All covenants and agreements by or on behalf of each Related Person in the Note, this Agreement, or any other Loan Document shall


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

bind such Related Person's successors, and assigns and shall inure to the benefit of Bank One and its successors and assigns. Each Related Person shall not, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Bank One. In the event that Bank One sells participations in the Note or other Obligations of each Related Person incurred or to be incurred pursuant to this Agreement to other lenders, each of such other lenders shall have the rights of offset against such Obligations and similar rights or Liens to the same extent as may be available to Bank One. If Bank One assigns any of its rights hereunder, it shall promptly give notice thereof to each Related Person; provided, however, that failure to give such notice shall not render Bank One liable to each Related Person and shall not affect each Related Person's Obligations or the rights and remedies of Bank One hereunder. Bank One may disclose information (including, without limitation, information identified to it in writing as confidential information) regarding each Related Person, the Affiliates of each Related Person, and the transactions contemplated by this Agreement, to participants and prospective participants, in the Obligations; provided, that Bank One shall not make any such confidential information available to any such participant or prospective participant without first securing from such Person a written agreement to maintain all such confidential information in confidence.

    Section 10.12 EXHIBITS. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

    Section 10.13 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

    Section 10.14 COUNTERPARTS. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of both of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

    Section 10.15 ENTIRE AGREEMENT. THE NOTE, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED AS OF EVEN DATE HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    Section 10.16 TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Bank One to terminate this Agreement. Upon receipt by Bank One of such a notice, if no Obligations are then owing, this Agreement (including but not limited to the power of attorney granted under Section 3.3


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

hereof) and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate Bank One shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Bank One shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

    Section 10.17 JOINT AND SEVERAL LIABILITY. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities.


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    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.




BORROWER:                          CAMERON ASHLEY FINANCIAL SERVICES, INC.



                                   By:    /s/ F. DIXON MCELWEE
                                      ------------------------------------
                                      Name:  F. Dixon McElwee
                                      Title: President





BANK ONE:                          BANK ONE, TEXAS, N.A.



                                   By:   /s/ WILLIAM R. LITTLE
                                      ------------------------------------
                                      Name:  William R. Little
                                      Title:  Vice President








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